UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012

TRACKSOFT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-54294	27-0938396
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

112 North Curry Street, Carson City, Nevada 89703	89703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 424-5262

4364 Bonita Road, No. 424, Bonita, California 91902
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our suppliers and customers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and file or furnish as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of TrackSoft Systems, Inc..

In addition, unless the context otherwise requires and for the purposes of this Report only:

●	“Closing Date” means February 6, 2011;
●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
●	“Howell” refers to Matthew Howell, our former principal shareholder prior to Assets Acquisition (as defined below);
●	“SEC” refers to the Securities and Exchange Commission;
●	“Securities Act” refers to the Securities Act of 1933, as amended;
●	“TrackSoft” refers to TrackSoft Systems, Inc., a Wyoming corporation.
●	“Zizzaz” refers to Zizzaz, LLC, a Delaware limited liability company;

INTRODUCTION

On February 6, 2011, we entered into a series of transactions pursuant to which we acquired all of the assets of Zizzaz, LLC, sold our certain assets to our former principal stockholders, and completed a private offering of our securities for an aggregate purchase price of approximately $350,000.  The following summarizes the foregoing transactions:

●
Acquisition of Assets of Zizzaz.  We acquired all of the assets of Zizzaz in exchange for the issuance of promissory notes, convertible into shares of our common stock, $0.001 par value at a per share conversion price of $0.50,  in the amount of $1,000,000.00 pursuant to a Purchase Agreement between us, Zizzaz, and the members of Zizzaz. For more information about the acquisition of certain assets of Zizzaz, see “Item 1.01—Assets Acquisition” and “Item 2.01—Description of Business—Our Corporate History and Background” of this Report.

●
Sales of TrackSoft Assets.  Immediately prior to the acquisition of all of the assets of Zizzaz, we sold certain assets to Howell, in exchange for the cancellation of a total of 1,578,000 shares of our common stock previously held by Howell. For more information about the sales of certain assets of TrackSoft , see “Item 1.01—Sales of TrackSoft Assets” and “Item 2.01—Description of Business—Our Corporate History and Background” of this Report.

●
Financing Transaction.  Immediately following the acquisition of all of the assets of Zizzaz, we completed a private offering of promissory notes, convertible into shares of our common stock, $0.001 par value at a per share conversion price of $0.50.  The aggregate purchase price of the notes was approximately $350,000.  For more information on the financing transaction, see “Item 1.01—Financing Transaction” and “Item 2.01—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financing Transaction” of this Report.

As a result of the foregoing transactions, we are now a company in the business of creating, acquiring and marketing consumer packaged goods, primarily beverages and nutraceuticals.

From inception until we completed the Assets Acquisition, our operations consisted of developing and commercializing internet based software that will automate project management workflow allowing project managers, supervisors, coordinators, vendors and customers to view in real time the progress and specific scheduling of a multistage project. During that time, we did not generate any revenue and our operations were limited primarily to capital formation, organization, and development of our business plan. As such, we may be deemed a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). To the extent that we are deemed to be a shell company, and in accordance with the requirements of Item 2.01(a)(f) of Form 8-K, this Report sets forth information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Assets Acquisition).

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Assets of Zizzaz

Purchase Agreement

On the Closing Date, we entered into a Purchase Agreement (the “Purchase Agreement”) with (i) Zizzaz, (ii) members of Zizzaz (the “Zizzaz Members”) pursuant to which we acquired all of the  assets of Zizzaz in exchange for the issuance of promissory notes, convertible into shares of our common stock, $0.001 par value at a per share conversion price of $0.50 (“the Assets Acquisition Note”),  in the amount of $1,000,000.00 to the Zizzaz Members (the “Assets Acquisition”).

Assets Acquisition Notes

The Assets Acquisition Note has a two-year term and compounds annually and accrues at an annual rate of ten percent (10%) from the issue date through the maturity date.  Amounts outstanding under the Note are convertible, in whole or in part, into shares of our common stock at the option of the holder thereof at any time and from time to time, at a conversion price of $0.50 per share, subject to adjustments upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

Optional Redemption

Provided that no Event of Default (as defined in the Assets Acquisition Note) occurred, we have the option to prepay  the unpaid and unconverted principal amount then outstanding under this note at an amount equal 130% of the outstanding principal amount being redeemed together with all interest accrued on this note and all other amounts payable thereunder.  We shall give notice of redemption to the holder and specify the date for redemption payment, which date shall be thirty (30) days after the date of the notice of redemption.  A notice of redemption shall not be effective with respect to any portion of the principal amount under this note for which the holder has a pending election to convert or for which a conversion notice is given prior to the date of redemption payment.

Accelerate upon Fundamental Transaction

Upon the occurrence of a Fundamental Transaction (as defined in the Assets Acquisition Note), until twenty (20) business days after we notify the holder of the occurrence of the Fundamental Transaction, the holder may elect to accelerate the maturity date as of the date of the Fundamental Transaction and receive payment for the then outstanding principal amount, and any other amount owed to the holder pursuant to the Assets Acquisition Note and Purchase Agreement.

The foregoing description of the Assets Acquisition, Purchase Agreement, and Assets Acquisition Notes is qualified in its entirety by reference to the provisions of the Purchase Agreement and form of Assets Acquisition Notes filed as Exhibit 2.1and 4.1 to this Report, which is incorporated by reference herein.

Sales of TrackSoft Assets

On the Closing Date and prior to the Assets Acquisition, we entered into an agreement of sale (the “Agreement of Sale”) with Howell pursuant to which we sold to Howell certain assets of TrackSoft in exchange for a cancellation of a total of 1,578,000 shares of our common stock held by Howell (the “Assets Sale”).

The foregoing description of the Assets Sale and the Agreement of Sale is qualified in its entirety by reference to the provisions of the Agreement of Sale filed as Exhibit 10.1 to this Report, which is incorporated by reference herein.

Financing Transaction

On the Closing Date and immediately following the Assets Acquisition, we completed a private offering (the “Offering”) of promissory notes (the “Financing Note”), convertible into shares of our common stock, $0.001 par value at a per share conversion price of $0.50(“the Conversion Price”).  The aggregate purchase price of the notes was approximately $350,000.

Subscription Agreement

The notes were offered and sold to the subscribers in the Offering (each, a “Subscriber” and collectively the “Subscribers”) pursuant to a subscription agreement dated as of the Closing Date (the “Subscription Agreement”).

Mandatory Redemption

Subject to certain exceptions, upon the occurrence of an Event of Default (as defined in the note or Subscription Agreement) that continues for more than twenty (20) business days or a Change in Control (as defined in Subscription Agreement), or of the liquidation, dissolution or winding up of the Company, then at the Subscriber's election, each Subscriber is entitled to mandatory redemption by us at a price determined by multiplying up to the outstanding principal amount of the note designated by each such Subscriber by 120%, plus accrued but unpaid interest.

Favored Nations Provision

Subject to certain exceptions, if at any time while the notes are outstanding, we agree to or issue any of our common stock or securities convertible into or exercisable for shares of our common stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in effect at such time without the consent of the Subscribers, then the Conversion Price shall automatically be reduced to such other lower price.

Financing Notes

The Financing Note has a two-year term and compounds annually and accrues at the annual rate of ten percent (10%) from the issue date through the maturity date.  Amounts outstanding under the Note are convertible, in whole or in part, into shares of our common stock at the option of the holder thereof at any time and from time to time, at a conversion price of $0.50 per share, subject to adjustments upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

Optional Redemption

Provided that no Event of Default (as defined in the Financing Note) occurred, we have the option to prepay  the unpaid and unconverted principal amount then outstanding under this note at an amount equal 130% of the outstanding principal amount being redeemed together with all interest accrued on this note and all other amounts payable thereunder.  We shall give notice of redemption to the holder and specify the date for redemption payment, which date shall be thirty (30) days after the date of the notice of redemption.  A notice of redemption shall not be effective with respect to any portion of the principal amount under this note for which the holder has a pending election to convert or for which a conversion notice is given prior to the date of redemption payment.

Accelerate upon Fundamental Transaction

Upon the occurrence of a Fundamental Transaction (as defined in the Financing Note), until twenty (20) business days after we notify the holder of the occurrence of the Fundamental Transaction, the holder may elect to accelerate the maturity date as of the date of the Fundamental Transaction and receive payment for the then outstanding principal amount, and any other amount owed to the holder pursuant to the Financing Note and Subscription Agreement.

The foregoing descriptions of the Offering, Subscription Agreement, and Financing Notes are qualified in their entirety by reference to the provisions of the Subscription Agreement and form of Financing Notes filed as Exhibits 10.2 and 4.2 to this Report, respectively, which are incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Report regarding the Assets Acquisition, Assets Sales is incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, we acquired all of the assets of Zizzaz on the Closing Date pursuant to the Assets Acquisition.  Item 2.01(f) of Form 8-K provides that if the Company was a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Exchange Act) immediately before the Assets Acquisition, then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the Company’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the Securities Exchange.

To the extent that the Company was deemed to be a shell company immediately before the Assets Acquisition, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form.  Please note that the information provided below relates to the Company after the Assets Acquisition, except that information relating to periods prior to the date of the Assets Acquisition relate only to Zizzaz unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

We are a consumer goods incubator in the business of creating, acquiring and marketing consumer packaged goods, primarily beverages and nutraceuticals.

We sell beverages and nutraceutical products with our own Zizzaz brand and third-party manufactured beverages and nutraceutical products to more than 1,000 different retail stores including brand name stores such as 7-Eleven, Circle K, Valero, Walgreens, Arco AM/PM, Shell, and we also distribute beverages and nutraceutical products through distribution companies and brokers and wholesalers.

We own energy and vitamin drink products under the name Zizzaz including Zizzaz Energy Mix, Zizzazz Extreme Formula, and Kidzazz Kids Vitamins.

Our Corporate History and Background

We were incorporated under the laws of the Wyoming on March 30, 2010. From inception until the closing of the Assets Acquisition from Zizzaz, we sought to develop internet based software that will automate project management workflow allowing project managers, supervisors, coordinators, vendors and customers to view in real time the progress and specific scheduling of a multistage project.  During that time, we had no revenue and our operations were limited to capital formation, organization and development of our business plan.  As a result of the Assets Acquisition, we ceased our prior operations, and we now operate as a consumer goods incubator in the business of creating, acquiring and marketing consumer packaged goods, primarily beverages and nutraceuticals.

Acquisition of Zizzaz Assets

Zizzaz was formed under the laws of Delaware on August 26, 2011, for the purpose of receiving and holding assets assigned by the Zizzaz Members until an acquisition candidate is identified. In October 2011, Zizzaz was assigned security interests from the Zizzaz Members in all of the assets of Global Business Marketing, Inc., a Nevada corporation (“Global”). Global was indebted and obligated to Zizzaz Members and was in default of its obligations. Immediately following the transfer of security interests, Global transferred all of its assets to Zizzaz in satisfaction of its indebtedness and obligations to the Zizzaz Members.

On the Closing Date, we completed the Assets Acquisition whereby we acquired all of the  assets of Zizzaz in exchange for the issuance of promissory notes, convertible into shares of our common stock, $0.001 par value at a per share conversion price of $0.50,  in the amount of $1,000,000.00 to the Zizzaz Members.

In connection with the Assets Acquisition, Rosario Piacente resigned as President, Chief Financial Officer, and Secretary of the Company, effective on the Closing Date.  Also effective on the Closing Date, Jorge Olson was elected to be a member of our Board of Directors.  In addition, our Board of Directors appointed Mr. Olson as our President, Chief Financial Officer, and Secretary.

As a result of the Assets Acquisition, we have become a company in the business of creating, acquiring and marketing consumer packaged goods, primarily beverages and nutraceuticals. We plan to change our name to more accurately reflect our new business operations.

Our Strategy

Our objective is to become a premier distributor of beverages and nutraceutical products of our own brand and third-party manufacture through diversified channels including retail stores, distribution companies, brokers, and wholesalers. Key elements of our strategy include the following:

Owning Consumer Good Brands. We believe owning consumer good brands is critical to our success as beverages and nutraceutical products distributor. We own the brand Zizzazz line of products including Zizzazz Energy Mix, Zizzazz Extreme Workout Formula and Kidzazz. We intend to develop new product lines in the future including vitamin shots and energy shots.

Owing Distribution Companies.  In addition to owning consumer good brands, we believe acquiring distribution companies is the key to our business. We intend to acquire distribution companies and we plan to look for acquisition opportunities small Mexican product distributors around the country the first quarter of this 2012.

Joint Ventures with Other Consumer Goods Manufacturers. We have commenced negotiations with Make Me Drinks, Inc. and we anticipate starting cooperation with Made Me Drinks, Inc. in the first half  2012 for exclusive distribution rights worldwide.  We also intend to approach different beverage, nutraceutical and Mexican consumer goods manufacturers in 2012 to engage in joint ventures that allow us to market their products and provide them with marketing and promotion services.

Distribution

We plan to distribute products through retail stores, distribution companies, brokers, and wholesalers.

Retail Store.  have began establishing relationships with retail stores including mass retail accounts such as Kroger, Wal-Mart, Costco, Safeway, CVS, Walgreens, Target Supervalu, GNC, Vitamin Shop, and to independent and chained convenience stores including 7-Eleven, Circle K, Valero, Shell, Chevron, Arco AM/PM, and many other retailers around the USA.

Distribution Companies. We have commenced utilization of two distribution operations, one in California with 350 stores and one in Tennessee with 800 stores. We intend to acquire distribution companies and we plan to look for acquisition opportunities small Mexican product distributors around the country the first quarter of this 2012.

Brokers and Wholesalers. We intend to establish  relationships to the largest distributors in Mexico selling to more than 150,000 independent retailers as well as with retailers such as Costco, Wal-Mex, Soriana, 7-Eleven, Extra, OXXO, Circle K, HEB, Calimax, Ley, and Comercial Mexicana.

Our Products

We sell beverages and nutraceutical products with our own Zizzaz brand and third-party manufactured beverages and nutraceutical products.

We own and distribute the following Zizzaz brand products.

Zizzazz Energy Mix. A powdered mix in a stick pack priced to consumers at $0.99 per stick and sold to retailers in a counter display. The product has a caffeine and vitamin mix that gives the consumer a energy after they mix it in a bottle of water and drink it.

Zizzazz Extreme Formula. A powdered mix in a stick pack priced to consumers at $1.99 per stick and sold to retailers in a counter display. The product is used before a workout to give the customer vitamins and caffeine necessary for an intense workout.

Kidzazz Kids Vitamins. A powdered mix in a stick pack priced to consumers at $0.99 per stick and sold to retailers in a counter display. The product is a multivitamin mix used by kids by mixing it with water.

We have commenced negotiations with Make Me Drinks, Inc. and we anticipate obtaining exclusivity rights to distribute Make Me vitamin C and Make Me multivitamins.

Make Me Vitamin C.  A powder mix in a stick pack providing 1,00 milligrams of vitamin C to the consumer. The product is packaged in counter displays of 40 and 50 per display.

Make Me Multivitamin.  A powdered mix in a stick pack providing multivitamins including vitamin c, vitamin b, and vitamin a to the consumer.  The product is packaged in counter displays of 40 and 50 per display.

Industry

The primary industry for our business is convenience stores retailing and wholesaling of drug, cosmetic and toiletry products.  The United States population is aging, which drives demand for prescription drugs and helps maintain sales growth. Generic drug use, although generating lower sales, helps boost profit margins. Consolidation in the industry has also helped reduce costs and thereby maintained profitability. Companies in this industry benefit from the essential nature of the broad spectrum of pharmaceuticals, which keeps demand reasonably consistent. This industry is extremely competitive with companies of all sizes entering the market every year.

Competition

We will compete with a variety of players in the industry, such as large companies like P&G which control most of the categories in retail stores. We will be directly competing against with smaller players like NVE Pharmaceuticals and Hi-Tech Pharmaceutical competing. Both competitors sell to convenience stores and even mass retail. Both competitors sell through small distributors and wholesalers like mclane and Coremark, and both competitors are listed as official suppliers in large c-store chains like 7-Eleven, Arco AM/PM and Circle K. We believe both NVE and High-Tech have gained advantages in distribution into both convenience stores and pharmacy. We will compete not only to distributors, but also general energy product makers, such as 5 hour energy and small regional players providing energy products and vitamins. Our positioning will be to compete with better products and better packaging with a personalized service to wholesalers and distributors.

Competitive Advantages

We believe that we will enjoy the following competitive advantages: product, package, merchandising, channels and marketing.

Product. Our products include vitamins and powdered mixes and new age beverages such as energy drinks, energy shots and functional beverages. We look for mass market appeal products that are original and not just another copy in the category. These products include powder mixes such as the Zizzazz and Make Me Drinks line of vitamins and nutraceuticals.

Package. Package is uniquely distinct as it targets single-serve consumers shopping at convenience stores. Our package is made to look as an impulse buy item to attract the consumer not just in function but as an “impulse buy”.

Merchandising. Merchandising will be at the checkout counter in convenience stores and on-the-shelve at major large mass retail stores, not in the back of the store on the shelve.

Channels. Convenience stores in the country and Mexico are primary channel. There are more than 400,000 such retail outlets in the country and in Mexico. Most products sell at pharmacy and supermarket were we will target convenience stores with impulse buy displays.

Marketing. Each product is marketed independently of the others as a name brand using an in-store promotions and grass roots approach. Marketing is mostly done alongside distributors and in the actual retail stores. Once a particular product reaches more than half of penetration into a market more aggressive marketing and advertising of the brand will follow.

Joint Ventures. We position ourselves as an incubator of new brands. We believe we will enjoy the advantage of being the front of assessing new brands and choosing the best products with sales, funding and support, and joint venture to place those products into distribution through their vast channels.

Suppliers

We plan to manufacture our proprietary products in co-packing facilities owned and operated by third parties who also provide the raw materials for production. We plan to distribute product supplied by  third-party  manufacturers such as Make Me Drinks, Inc.

Customers

We have begun to sell our products to independent convenience stores including liquor stores, gas stations and small markets as well as some name brand stores, such as 7-Eleven, Circle K, Valero, Walgreens, Arco, AM/PM, Union 76, Shell, Chevron, Vitamin Shop, GNG, and Sam’s Club.  We intend to establish  relationships to the largest distributors in Mexico selling to more than 150,000 independent retailers as well as with retailers such as Costco, Wal-Mex, Soriana, 7-Eleven, Extra, OXXO, Circle K, HEB, Calimax, Ley, and Comercial Mexicana.

Intellectual Property

We regard the protection of our tradenames, trade secrets and other intellectual property rights as critical to our future success. We rely on various intellectual property laws and contractual restrictions to protect our proprietary rights in products and services. We have acquired and registered our domain names with regulatory bodies in an effort to protect these intellectual property rights. It is our policy to enter into confidentiality and invention assignment agreements with our employees and contractors and nondisclosure agreements with our suppliers and strategic partners in order to limit access to and disclosure of our proprietary information. We cannot assure you that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our intellectual property rights.

Government regulation

We are subject to a number of laws and regulations that affect companies generally and specifically those conducting business on the internet, many of which are still evolving and could be interpreted in ways that could harm our business. Existing and future laws and regulations may impede our growth. These regulations and laws may cover processing, formulation, safety, manufacturing, packaging, labeling, advertising and distribution of our products are subject to regulation by one or more federal agencies, including the FDA, the FTC, the Consumer Product Safety Commission, the United States Department of Agriculture and the Environmental Protection Agency, and by various agencies of the states and localities in which our products are sold. It is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the internet, e-commerce, digital content and web services. Unfavorable regulations and laws could diminish the demand for our products and services and increase our cost of doing business.

Employees

As of the Closing Date, we had two full time employees and no part time employees.  From time to time, we may hire additional workers on a contract basis as the need arises.

RISK FACTORS

 An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Risks Related to Our Business

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable.  Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

Our operating results may fluctuate significantly and our stock price could decline or fluctuate if our results do not meet the expectation of analysts or investors.

We expect to experience substantial variations in our net sales and operating results from quarter to quarter.  As a result of fluctuations in our revenue and operating expenses that may occur, we believe that period-to-period comparisons of our results of operations are not a good indication of our future performance. It is possible that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors. In that case, our common stock price could fluctuate significantly or decline.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of November 30, 2011 have been prepared under the assumption that we will continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate additional revenue. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. We are continually evaluating opportunities to raise additional funds through public or private equity financings, as well as evaluating prospective business partners, and will continue to do so. However, if adequate funds are not available to us when we need it, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we will be required to even further curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

If we fail to acquire and retain additional customer, our revenue and business will be harmed.

We expect to acquire additional customers for the next twelve months. We must acquire and retain customers that purchase our products in order to increase revenue and achieve profitability. We cannot assure you that the revenue from customers we acquire will ultimately exceed the cost of acquiring customers. If consumers do not perceive our products to be of high value and quality, we may not be able to acquire or retain additional customers. If we are unable to acquire and retain additional customers who purchase our products in numbers sufficient to grow our business, or if customers cease to purchase our products, the revenue we generate may decrease and our operating results will be adversely affected.

Our business is highly competitive.  Competition presents an ongoing threat to the success of our business.

The beverages and nutraceuticals market is extremely competitive and we expect competition in beverages and nutraceuticals generally, and convenience store beverages and nutraceuticals in particular, to continue to increase. A number of beverages and nutraceuticals distributers that feature similar business models exist and may continue to emerge. In addition to such competitors, we expect to increasingly compete against other large nutraceuticals business, such as GNC, which has launched initiatives which are directly competitive to our business. We also expect to compete against energy drink businesses that are focused on convenience store distribution.

We believe that our ability to compete depends upon many factors both within and beyond our control, including the following:

·
the size and composition of our customer base; the timing and market acceptance of products we distribute, including the developments and enhancements to those products distributed by us or our competitors;

·	selling and marketing efforts;

·	our ability to cost-effectively manage our operations; and

·	our reputation and brand strength relative to our competitors.

Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to benefit from their existing customer base with lower customer acquisition costs or to respond more quickly than we can to new or emerging consumer needs and changes in consumer habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger customer bases or generate revenue from their customer bases more effectively than we do. Our competitors may offer products that are similar to the products we offer or that achieve greater market acceptance than the deals we offer. This could attract customers away from our websites, reduce our market share and adversely impact our revenue.

Our business depends substantially on the continuing efforts of our senior management and other key personnel, and our business may be severely disrupted if we lost their services.

Our future success heavily depends on the continued service of our senior management and other key employees. If one or more of our senior executives are unable or unwilling to continue to work for us in their present positions, we may have to spend a considerable amount of time and resources searching, recruiting, and integrating the replacements into our operations, which would substantially divert management’s attention from our business and severely disrupt our business. This may also adversely affect our ability to execute our business strategy. Moreover, if any of our senior executives joins a competitor or forms a competing company, we may lose customers, suppliers, know-how, and key employees.

Our senior management’s limited experience managing a publicly traded company may divert management’s attention from operations and harm our business.

Our senior management team has relatively limited experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis.  Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. As we become a more mature company in the future, we may find our recruiting and retention efforts more challenging. We will be seeking to hire a significant number of personnel, including certain key management personnel. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively. The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

Our business is impacted by general economic conditions and related uncertainties affecting markets in which we operate.

General economic conditions, in particular conditions that impact consumer spending activity, could adversely impact our business. These conditions could result in reduced demand for our products, increased order cancellations and returns, an increased risk of excess and obsolete inventories and increased pressure on the prices of our products.

Difficult economic conditions could also increase the risk of extending credit to our retailers. Although we believe that our use of a commercial factor reduces such risk, the factor may at any time terminate or limit its approval of shipments to a particular customer, and the likelihood of the factor doing so may increase as a result of current economic conditions.  Such an action by the factor could result in the loss of future sales to the affected customer.

Compliance with new and existing governmental regulations could increase our costs significantly and adversely affect our results of operations.

The processing, formulation, manufacturing, packaging, labeling, advertising, and distribution of our products are subject to federal laws and regulation by one or more federal agencies, including the FDA, the Federal Trade Commission (the "FTC"), the Consumer Product Safety Commission, the United States Department of Agriculture, and the Environmental Protection Agency. These activities are also regulated by various state, local, and international laws and agencies of the states and localities in which our products are sold. Government regulations may prevent or delay the introduction, or require the reformulation, of our products, which could result in lost revenues and increased costs to us.

Additional or more stringent laws and regulations of dietary supplements and other products have been considered from time to time. These developments could require reformulation of some products to meet new standards, recalls or discontinuance of some products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of some products, additional or different labeling, additional scientific substantiation, or other new requirements. Any of these developments could increase our costs significantly.

We may incur material product liability claims, which could increase our costs and adversely affect our reputation, revenues, and operating income.

As a distributor of products designed for human consumption, we are subject to product liability claims if the use of our products is alleged to have resulted in injury. Our products consist of vitamins, minerals, herbs and other ingredients that are classified as foods or dietary supplements and are not subject to pre-market regulatory approval in the United States. Our products could contain contaminated substances, and some of our products contain ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. In addition, third-party manufacturers produce many of the products we sell. As a distributor of products manufactured by third parties, we may also be liable for various product liability claims for products we do not manufacture.

We may be subject to various product liability claims, including, among others, that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances.  Even with adequate insurance and indemnification, product liability claims could significantly damage our reputation and consumer confidence in our products. Our litigation expenses could increase as well, which also could have a materially negative impact on our results of operations even if a product liability claim is unsuccessful or is not fully pursued.

An increase in the price and shortage of supply of key raw materials could adversely affect our business.

Our products are composed of certain key raw materials. If the prices of these raw materials were to increase significantly, it could result in a significant increase to us in the prices our contract manufacturers and third-party manufacturers charge us for our Zizzaz-branded products and third-party products. Raw material prices may increase in the future and we may not be able to pass on such increases to our customers. A significant increase in the price of raw materials that cannot be passed on to customers could have a material adverse effect on our results of operations and financial condition. In addition, if we no longer are able to obtain products from one or more of our suppliers on terms reasonable to us or at all, our revenues could suffer. Events such as the threat of political or social unrest, or the perceived threat thereof, may also have a significant impact on raw material prices and transportation costs for our products. In addition, the interruption in supply of certain key raw materials essential to the manufacturing of our products may have an adverse impact on our suppliers' ability to provide us with the necessary products needed to maintain our customer relationships and an adequate level of sales.

A significant disruption to our distribution network or to the timely receipt of inventory could adversely impact sales or increase our transportation costs, which would decrease our profits.

We rely on our ability to replenish depleted inventory in the stores that carry our products through deliveries to our distribution centers from vendors and then from the distribution centers or direct ship vendors to our stores by various means of transportation, including shipments by air and truck. Unexpected delays in those deliveries or increases in transportation costs (including through increased fuel costs) could significantly decrease our ability to make sales and earn profits. In addition, labor shortages in the transportation industry or long-term disruptions to the national and international transportation infrastructure that lead to delays or interruptions of deliveries could negatively affect our business.

We will incur increased costs as a result of being a public company.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we do not incur as a private company. The Sarbanes-Oxley Act of 2002, including the requirements of Section 404, as well as new rules and regulations subsequently implemented by the SEC, the Public Company Accounting Oversight Board (the “PCAOB”), impose additional reporting and other obligations on public companies. We expect that compliance with these public company requirements will increase our costs and make some activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously. For example, we will adopt new internal controls and disclosure controls and procedures. In addition, we will incur additional expenses associated with our SEC reporting requirements. Furthermore, if we identify any issues in complying with those requirements (for example, if we or our accountants identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. We also expect that it will be difficult and expensive to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. Advocacy efforts by stockholders and third parties may also prompt even more changes in corporate governance and reporting requirements. We expect that the additional reporting and other obligations imposed on us by these rules and regulations will increase our legal and financial compliance costs and the costs of our related legal, accounting and administrative activities significantly. These increased costs will require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives.

Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing.

We may in the future be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. Additional equity financing may dilute the interests of our common stockholders, and debt financing, if available, may involve restrictive covenants and could reduce our profitability. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures.

Risks Related to Ownership of Our Common Stock

Jorge Olson has the power to greatly impact matters submitted to a vote of the stockholders, and he may take actions that conflict with the interests of our other stockholders and holders of our debt securities.

Jorge Olson, the President, Chief Financial Officer, and a director of the Company, beneficially owns shares of our outstanding common stock representing about 10.6% of the votes eligible to be cast by stockholders in the election of directors and generally. Accordingly, Mr. Olson has the power to greatly impact all matters requiring the approval of our stockholders, including the election of directors and the approval of mergers and other significant corporate transactions. The interests of Mr. Olson and certain other stockholders may conflict with the interests of our other stockholders.

Our common stock has a limited trading market, which could affect your ability to sell shares of our common stock and the price you may receive for our common stock.

Our common stock is currently traded in the over-the-counter market and “bid” and “asked” quotations regularly appear on the OTC Bulletin Board under the symbol “TKSS.” There is only extremely limited trading activity in our securities. We have a relatively small public float compared to the number of our shares outstanding. Accordingly, we cannot predict the extent to which investors’ interest in our common stock will provide an active and liquid trading market. Due to our limited public float, we may be vulnerable to investors taking a “short position” in our common stock, which would likely have a depressing effect on the price of our common stock and add increased volatility to our trading market.  The volatility of the market for our common stock could have a materially adverse effect on our business, results of operations and financial condition. There cannot be any guarantee that an active trading market for our securities will develop or, if such a market does develop, will be sustained. Accordingly, investors must be able to bear the financial risk of losing their entire investment in our common stock.

Our common stock is quoted only on The OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on The OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or The NASDAQ Stock Market. The quotation of our shares on The OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock, and could have a long-term adverse impact on our ability to raise capital in the future.

If we are unable to adequately fund our operations, we may be forced to voluntarily file for deregistration of our common stock with the SEC.

Compliance with the periodic reporting requirements required by the SEC consumes a considerable amount of both internal, as well external, resources and represents a significant cost for us.  We estimate that we will incur approximately $250,000 in costs in connection with compliance with the periodic reporting requirements required by the SEC on an annual basis.  If we are unable to continue to devote adequate funding and the resources needed to maintain such compliance, while continuing our operations, we may be forced to deregister with the SEC.  If we file for deregistration, our common stock will no longer be listed The OTC Bulletin Board, and it may suffer a decrease in or absence of liquidity as after the deregistration process is complete, our common stock will only be tradable on the “Pink Sheets.”

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock.  In addition, our business strategy may include expansion through internal growth, by acquiring distribution companies, or by establishing strategic relationships with targeted customers and vendor.  In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership.  We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.
Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of its securities.

The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market price of our common stock is subject to significant fluctuations in response to, among other factors:

●	variations in our operating results and market conditions specific to companies offering group-buying deals;
●	changes in financial estimates or recommendations by securities analysts;
●	the emergence of new competitors;
●	operating and market price performance of other companies that investors deem comparable;
●	changes in our board or management;
●	sales or purchases of our common stock by insiders;
●	commencement of, or involvement in, litigation;
●	changes in governmental regulations; and
●	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to the board of directors and management.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market prices of our common stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our shares of common stock are “penny stock” and we are subject to Rule 15g-9 under the Exchange Act (the “Penny Stock Rule”). This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from the audited financial statements of Zizzaz for the period from inception to its fiscal year end December 31, 2011.  The audited financial statements of Zizzaz were prepared and presented in accordance with generally accepted accounting principles in the United States. The information and financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes of Zizzaz contained elsewhere in this Report. The financial statements contained elsewhere in this Report fully represent Zizzaz’s financial condition and operations; however, they are not indicative of the Company’s future performance.  See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

The discussion below and financial statements contained elsewhere in this Report are based on Zizzaz’s fiscal year ended December 31, 2011. TrackSoft intends to change its fiscal year end to Zizzaz’s fiscal year end of December 31, 2011as soon as practical following the Closing Date.
Overview

We are a consumer goods incubator in the business of creating, acquiring and marketing consumer packaged goods, primarily beverages and nutraceuticals.

We sell beverages and nutraceutical products with our own Zizzaz brand and third-party manufactured beverages and nutraceutical products to more than 1,000 different retail stores including brand name stores such as 7-Eleven, Circle K, Valero, Walgreens, Arco AM/PM, Shell, and we also distribute beverages and nutraceutical products through distribution companies and brokers and wholesalers.

We own energy and vitamin drink products under the name Zizzaz including Zizzaz Energy Mix, Zizzazz Extreme Formula, and Kidzazz Kids Vitamins.

For the period from inception to its fiscal year end December 31, 2011, Zizzaz had no revenue and net loss was $89,707.  As of December 31, 2011, Zizzaz had total current assets of $298,141 and total current liabilities of $31,032.

There exists substantial doubt about our ability to continue as a going concern because we will be required to obtain additional capital in the future to continue our operations.  No assurance can be given that any financing, if obtained, will be adequate to meet our capital needs. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, our operations would be materially negatively impacted. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions that are acceptable.

Recent Developments

Zizzaz was formed under the laws of Delaware on August 26, 2011, for the purpose of receiving and holding assets assigned by the Zizzaz Members until an acquisition candidate is identified. In October 2011, Zizzaz was assigned security interests from the Zizzaz Members in all of the assets of Global Business Marketing, Inc., a Nevada corporation (“Global”). Global was indebted and obligated to Zizzaz Members and was in default of its obligations. Immediately following the transfer of security interests, Global transferred all of its assets to Zizzaz in satisfaction of its indebtedness and obligations to the Zizzaz Members.

On the Closing Date, we entered into the Purchase Agreement with (i) Zizzaz, (ii) members of Zizzaz (the “Zizzaz Members”) pursuant to which we acquired all of the assets of Zizzaz in exchange for the issuance of promissory notes, convertible into shares of our common stock, $0.001 par value at a per share conversion price of $0.50, in the amount of $1,000,000.00 to the Zizzaz Members.

The Assets Acquisition Note has a two-year term and compounds annually and accrues at the annual rate of ten percent (10%) from the issue date through the maturity date.  Amounts outstanding under the Note are convertible, in whole or in part, into shares of our common stock at the option of the holder thereof at any time and from time to time, at a conversion price of $0.50 per share, subject to adjustments upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

Provided that no Event of Default (as defined in the Assets Acquisition Note) occurred, we have the option to prepay  the unpaid and unconverted principal amount then outstanding under this note at an amount equal 130% of the outstanding principal amount being redeemed together with all interest accrued on this Note and all other amounts payable thereunder.  The company shall give notice of redemption to the holder and specify the date for redemption payment, which date shall be thirty (30) days after the date of the notice of redemption.  A notice of redemption shall not be effective with respect to any portion of the principal amount under this note for which the holder has a pending election to convert or for which a conversion notice is given prior to the date of redemption payment.

Upon the occurrence of a Fundamental Transaction (as defined in the Assets Acquisition Note), until twenty (20) business days after we notify the holder of the occurrence of the Fundamental Transaction, the holder may elect to accelerate the maturity date as of the date of the Fundamental Transaction and receive payment for the then outstanding principal amount, and any other amount owed to the holder pursuant to the Assets Acquisition Note and Purchase Agreement.

Sales of TrackSoft Assets

On the Closing Date and prior to the Assets Acquisition, we entered into the Agreement of Sale with Howell pursuant to which we sold to Howell certain assets of TrackSoft in exchange for a cancellation of total of 1,578,000 shares of our common stock held by Howell.

Financing Transaction

On the Closing Date and immediately following the Assets Acquisition, we completed a private offering (the “Offering”) of promissory notes, convertible into shares of our common stock, $0.001 par value at a per share conversion price of $0.50.  The aggregate purchase price of the notes was approximately $350,000. The notes were offered and sold to the Subscribers in the Offering pursuant to a Subscription Agreement.

Subject to certain exceptions, upon the occurrence of an Event of Default (as defined in the note or Subscription Agreement) that continues for more than twenty (20) business days or a Change in Control (as defined in Subscription Agreement), or of the liquidation, dissolution or winding up of the Company, then at the Subscriber's election, each Subscriber is entitled to mandatory redemption by us at a price determined by multiplying up to the outstanding principal amount of the note designated by each such Subscriber by 120%, plus accrued but unpaid interest.

Subject to certain exceptions, if at any time while the notes are outstanding, we agree to or issue any of our common stock or securities convertible into or exercisable for shares of our common stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the conversion price in effect at such time without the consent of the Subscribers, then the conversion price shall automatically be reduced to such other lower price.

The Financing Note has a two-year term and compounds annually and accrues at the annual rate of ten percent (10%) from the issue date through the maturity date.  Amounts outstanding under the note are convertible, in whole or in part, into shares of our common stock at the option of the holder thereof at any time and from time to time, at a conversion price of $0.50 per share, subject to adjustments upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

Provided that no Event of Default (as defined in the Financing Note) occurred, we have the option to prepay  the unpaid and unconverted principal amount then outstanding under this note at an amount equal 130% of the outstanding principal amount being redeemed together with all interest accrued on this note and all other amounts payable thereunder. We shall give notice of redemption to the holder and specify the date for redemption payment, which date shall be thirty (30) days after the date of the notice of redemption.  A notice of redemption shall not be effective with respect to any portion of the principal amount under this note for which the holder has a pending election to convert or for which a conversion notice is given prior to the date of redemption payment.

Upon the occurrence of a Fundamental Transaction (as defined in the Financing Note), until twenty (20) business days after we notify the holder of the occurrence of the Fundamental Transaction, the holder may elect to accelerate the maturity date as of the date of the Fundamental Transaction and receive payment for the then outstanding principal amount, and any other amount owed to the holder pursuant to the Financing Note and Subscription Agreement.

The Company intends to effectuate a 70:1 forward Split (the “Forward Split”) as soon as reasonably practicable following the closing of the Offering. Accordingly, the conversion price of the Assets Acquisition Notes and the Financing Notes immediately following the Forward Split (assuming no other adjustments to the conversion price of the Assets Acquisition Notes and Financing Notes) shall be $0.00714 per share.

Plan of Operation

We are a development stage company.  As of the Closing Date, our activities have been limited to business formation, strategic development, marketing, product development, negotiations with suppliers and customers and capital raising activities.  Accordingly, our operations have been minimal.  During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

●	We intend to improve our Zizzaz products and introduce additional products under our brand name.
●	We intend to grow our customer base through establishing relationship with retail stores and brokers and wholesaler.
●	We intend to acquire distribution companies when opportunities present.
●	We expect to identifying and forming joint venture with suppliers to distribute their products through our distribution network.

Over the next twelve months, we anticipate general, administrative and corporate expenses.  The extent of such expenses will depend upon the successful implementation of our financing strategy and the acceleration of our business plan accordingly.

We raised approximately $350,000 in gross proceeds in the Offering. We expect to finance our operations primarily through our existing cash, our operations and any future financing. If we do not obtain additional funding, we will continue to operate on a reduced budget until such time as more capital is raised. We believe that we could operate with our current cash on hand while satisfying any shortfall in cash flow with income that will be generated after the launch of our website.  However, to effectively implement our business plan, we need to obtain financing.

If we obtain financing, we would expect to accelerate our business plan and increase our advertising and marketing budget, hire additional staff members, and increase our office space and operations all of which we believe would result in the generation revenue and development of our business.

Results of Operations

Zizzaz conducted minimal operations for the period from inception to its fiscal year end December 31, 2011and Zizzaz have not generated any revenues during this period. For the period from inception to its fiscal year end December 31, 2011, Zizzaz had no revenue and net loss was $89,707.  As of December 31, 2011, Zizzaz had total assets of $298,141 and total current liabilities of $31,032.

Liquidity and Capital Resources

The following table sets forth the summary income statement for the period from inception to December 31, 2011:

December 31, 2011
Sales	$-
Gross Profit	-
General and Administrative Expenses	(89,707)
Other Expenses	-
Net Loss	$(89,707)

For the period August 22, 2011 (inception) to December 31, 2011, Zizzaz reported a net loss of $(89,707).

Sales and Gross Profit: Zizzaz had no sales during the period.

General and Administrative Expense: General and administrative expenses include primarily Management fees of approximately $49,000, Legal and Accounting fees of approximately $33,000 and Insurance expense of $6,400.   Management fees incurred were for transporting, housing and storing the assets acquired and to locate a suitable purchaser for the assets. Legal and Accounting fees were incurred in procuring the assets from the predecessor. Insurance expense incurred was to protect the assets until the assets are sold.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at December 31, 2011:

Period Ended
December 31, 2011
Current Assets	$93,141
Current Liabilities	$(31,032)
Working Capital (Deficit)	$62,109

As of December 31, 2011, we had working capital of $62,109.

Net cash used for operating activities for the period August 26, 2011 (inception) to December 31, 2011 was $(58,675). The Net Loss for the period August 26, 2011 (inception) to December 31, 2011 was $(89,707). Net cash obtained through all financing activities for the period August 26, 2011 (inception) to December 31, 2011 was $74,765. As reflected in the accompanying financial statements, the Company has a net loss and net cash used in operations of $89,707 and $58,675, respectively, for the period August 26, 2011 (inception) to December 31, 2011.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on Zizzaz’s financial statements.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our results of operations, financial position or liquidity for the periods presented in this report.

We believe the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of our financial statements:

Use of Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: the fair value of assets acquired.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Intangibles - Intangibles are comprised of goodwill, trade names, and customer lists. In accordance with ASC 350, intangible assets with indefinite lives are not amortized but instead are measured for impairment at least annually, or when events indicate that an impairment exists. The Company calculates impairment as the excess of the carrying value of its indefinite-lived assets over their estimated fair value. If the carrying value exceeds the estimate of fair value a write-down is recorded. The Company amortizes it’s intangibles with finite useful lives over their respective useful lives. For the period August 26, 2011 (Inception) to December 31, 2011, there were no impairments recorded.

Long-Lived Assets - Management regularly reviews long-lived assets, including certain definite-lived intangible assets, for possible impairment. This review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If there is indication of impairment, management then prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. The fair value is estimated using the present value of the future cash flows discounted at a rate commensurate with management’s estimates of the business risks. Preparation of estimated expected future cash flows is inherently subjective and is based on management’s best estimate of assumptions concerning expected future conditions. For the period August 26, 2011 (Inception) to December 31, 2011, there were no impairment indicators identified.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

DESCRIPTION OF PROPERTY

Our principal executive offices are located in 4364 Bonita Road, No. 424, Bonita, California 91902.  Our President, Chief Financial Officer, and the principal shareholder Mr. Olson, provides the office space for our use rent-free.  As of the Closing Date, the properties listed below represented our materially important facility. We believe that our properties are generally suitable to meet our needs for the foreseeable future. However, we will continue to seek additional space as needed to satisfy our growth.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of the Closing Date after giving effect to the Assets Acquisition, Assets Sale and Offering for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the Closing Date.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 4364 Bonita Road, No. 424, Bonita, California 91902.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Jorge Olson	80,000	10.57%
Rosario Piacente	0	* %
All directors and executive officers as a group (2 persons) (2)	80,000	10.57%

Jorge Olson	80,000	10.57%

* Less than 1%

(1) Based on 757,000 shares of common stock issued and outstanding as of the Closing Date after giving effect to the Assets Acquisition, Assets Sale and Offering.

(2) The Board of Directors, after reviewing the functions of all of our officers, both in terms of designated function and functions actually performed, has determined that Messrs. Olson and Piacente are deemed to be officers or executive officers of the Company for reporting purposes under Item 403 of Regulation S-K of the Securities Act.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the Assets Acquisition, Rosario Piacente resigned as President, Chief Financial Officer, and Secretary of the Company, effective on the Closing Date.  Also effective on the Closing Date, Jorge Olson was elected to be a member of our Board of Directors.  In addition, our Board of Directors appointed Mr. Olson as our President, Chief Financial Officer, and Secretary.

The following sets forth information about our directors and executive officers as of the date of this Report and following the Closing Date:

Name	Age	Position
Rosario Piacente	38	Chief Executive Officer and Director
Jorge Olson	40	President, Chief Financial Officer, Secretary and Director

Rosario Piacente was appointed as a member of our Board of Directors on December 27, 2011. For the past five years, Mr. Piacente has been a marketing consultant for Gyro Institution, LTD, located in Tortola, BVI, specializing in cutting advertising budgets while increasing revenues. He has taken the lead in marketing campaigns to develop and apply new research techniques and modeling tools to deliver insights and marketing direction.  We believe Mr. Piacente’s experience in overall business strategy, market analysis, and feature benefit analysis will enable him to provide insight for company wide promotion, sales strategy, sales plan, customer loyalty programming and systemization.  Mr. Piacente has not been the director of any company during the last 5 years.

Jorge Olson was appointed President, Chief Financial Officer, Secretary and Director of the Company on the Closing Date.  For the past five years, Mr. Olson has been serving as Chief Executive Officer of Cube17, Inc., a company providing consulting services to consumer goods businesses. Prior to that, he was formerly Chief Operating Officer and founder of DSD Merchandising, Inc., a consumer goods manufacturing and distribution company, and has served as Vice President Sales and Marketing for Nascent Foodservice, Inc., an international food distribution company. He has also served as the Vice President and Chief Executive Officer at two software companies Project.net and CSB-Systems International, Inc.. Mr. Olson has successfully developed, marketed and sold more than 1,000 different consumer products in the United States and Mexico. He has more than a decade of top-level executive experience in consumer goods, beverages and wholesale distribution. He has a Bachelor Degree in Liberal Arts and Sciences from San Diego State University. He is the author of successful business resource books, Build Your Beverage Empire and The Unselfish Guide to Self Promotion. We believe Mr. Olson's industry expertise in sales, strategy and analysis for consumer goods, retail, and wholesale distribution will enable him to provide us strong leadership and strategic vision to the Company.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our current directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

The former members of our Board of Directors adopted a Code of Ethics applicable to our principal executive, financial and accounting officers on March 30, 2010.  Although our newly appointed executive officer is subject to this Code of Ethics, the newly appointed member of our Board of Directors intends to adopt of new Code of Ethics.  However, no formal steps have been taken by the Board of Directors in this regard.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to Jorge Olson, our newly appointed President, Chief Financial Officer, Secretary and Director, Rosario Piacente, our Chief Executive Officer and Director and former President, and Matthew Howell, our former President, Chief Executive Officer, Chief Financial Officer, and Director, for all services rendered in all capacities to us and our subsidiaries.  These executive officers are referred to as the “named executive officers” throughout this Report.

Mr. Olson was appointed as President, Chief Financial Officer, Secretary, and a member of our Board of Director on the Closing Date.  Mr. Piacente was appointed as President, Chief Executive Officer, Chief Financial Officer, Secretary, and a member of our Board of Directors on December 27, 2011, and resigned as President, Chief Financial Officer, and Secretary of the Company on the Closing Date. Mr. Howell resigned as President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company and a member of our Board of Directors and as officers of the Company on December 27, 2011.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that paid or awarded to the named executive officers for the applicable fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus	All Other Compensation ($)	Total ($)
Jorge Olson	2011	$0	$0	$0	$0
President, Chief Financial Officer and Secretary	2010	$-	$-	$-	$-

Rosario Piacente	2011	$0	$0	$0	$0
Chief Executive Officer	2010	$-	$-	$-	$-

Matthew Howell	2011	$0	$0	$0	$0
Former President, Chief Executive Officer, Chief Financial Officer and Secretary	2010	$-	$-	$-	$-

Outstanding Equity Awards at Fiscal Year-End Table

Zizzaz has no outstanding equity awards as of the end of its fiscal year ended December 31, 2011. The Company had no outstanding equity awards as of the end of its fiscal year ended August 31, 2011.

Employment Agreements

We have not entered into employment agreements with any of our named executive officers.   The Company may choose in the future to enter into employment agreements with our executive officers, however no formal steps have been taken in this regard and there can be no guarantee that the Company and its executive officers will be able to reach agreement on the terms of such an agreement.

Compensation of Directors

The Company has not compensated any of its directors for service on the Board of Directors. Management directors are not compensated for their service as directors, however they may receive compensation for their services as employees of the Company. The compensation received by our management directors is shown in the “Summary Compensation Table” above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of fiscal 2010, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

●	On the Closing Date, we entered into the Agreement of Sale with Howell pursuant to which we sold certain assets to Howell in exchange for a cancellation of 1,578,000 shares of our common stock.
●	Prior to the closing of the Assets Acquisition, our former president and director provided rent-free office space to the Company.
●	Following the closing of the Assets Acquisition, our President, Chief Financial Officer and director, has been providing rent-free office space to the Company.

Director Independence

We do not have any independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;
●
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
●
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Mr. Olson is not considered independent because he is a principal stockholder and an executive officer of the Company. Mr. Piacente is not considered independent because he serves as an executive officer of the Company.

We do not currently have a separately designated audit, nominating or compensation committee.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been approved for quotation on The OTC Bulletin Board under the symbol “TKSS.”  However, no established public market exists for our common stock.  As of the Closing Date and after giving effect to the Assets Acquisition, Assets Sale and Offering, 757,000 shares of our common stock were issued and outstanding.

The following sets forth the number of shares of common stock underlying warrants, options and other securities exercisable for or convertible into shares of our common stock as of the Closing Date: (i) the Assets Acquisition Notes are convertible into an aggregate of 2,000,000 shares of our common stock at a conversion price of $0,50 per share; and (ii) the Financing Notes are convertible into an aggregate of 700,000 shares of our common stock at an exercise price of $0.50 per share.  Thus, as of the Closing Date, the conversion of all outstanding notes and other securities to purchase shares of our common stock may, if exercised, result in the issuance of 2,700,000 shares of our common stock.

Of the 757,000 shares of our common stock issued and outstanding, 422,000 of such shares are restricted shares under the Securities Act.  None of these restricted shares are eligible for resale absent registration or an exemption from registration under the Securities Act. As of the Closing Date, the exemption from registration provided by Rule 144 under the Securities Act is not available for these shares pursuant to Rule 144(i).

Holders

As of the Closing Date and after giving effect to the Assets Acquisition, Assets Sale and Offering, there were approximately 54 holders of record of our common stock, which does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.  The Company intends to adopt an equity compensation plan in which its directors, officers, employees and consultants shall be eligible to participate.  However, no formal steps have been taken as of the date of this Report to adopt such a plan.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Wyoming Business Corporation Act (the “WBCA”) relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Wyoming law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 50,000,000 shares of common stock, par value $0.001 per share.  As of the Closing Date and after giving effect to the Assets Acquisition, Assets Sale and Offering, 757,000 shares of our common stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. Holders of our common stock do not have cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;
●	industry practice;
●	our financial condition and performance;
●	our future prospects;
●	our cash needs and capital investment plans;
●	our obligations to holders of any preferred stock we may issue;
●	income tax consequences; and
●	the restrictions Delaware and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Notes

The Assets Acquisition Note and Financing Note have a two-year term and compounds annually and accrue at the annual rate of ten percent (10%) from the issue date through the maturity date.  Amounts outstanding under the Note are convertible, in whole or in part, into shares of our common stock at the option of the holder thereof at any time and from time to time, at a conversion price of $0.50 per share, subject to adjustments upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

Holders of Notes do not have voting, pre-emptive, subscription or other rights of stockholders in respect of the Warrants, nor shall the holders be entitled to receive dividends from the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The WBCA provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The WBCA permits Wyoming corporations to secure and maintain insurance on behalf of any of our directors, officers, employees or agents and each person who is, or was, serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to the disclosure set forth under Item 4.01 of this Report, which disclosure is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

The Assets Acquisition Notes issued to the former members of Zizzaz in connection with the Assets Acquisition were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offerees and us.

The Financing Notes were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act.  The Company made this determination based on the representations of the investors which included, in pertinent part, that each such investor was an “accredited investor” within the meaning of Rule 501 of Regulation D and upon such further representations from each investor that (i) such investor is acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) such investor agrees not to sell or otherwise transfer the purchased securities or shares underlying such securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor has knowledge and experience in financial and business matters such that such investor is capable of evaluating the merits and risks of an investment in us, (iv) such investor  had access to all of the Company’s documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the Offering and to obtain any additional information which the Company possessed or was able to acquire without unreasonable effort and expense, and (v) such investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Previous Independent Registered Public Accounting Firm

On the Closing Date, our Board of Directors approved the dismissal of Kyle L. Tingle, CPA, LLC (“Kyle”) as our independent auditor, effective immediately.

Kyle’s reports on our financial statements as of and for the fiscal years ended August 31, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  However, the reports of Kyle stated that there is substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended August 31, 2011 and 2010 and through Kyle’s dismissal on the Closing Date, there was  (a) no disagreements with Kyle on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Kyle, would have caused Kyle to make reference to the subject matter of the disagreements in connection with its reports, and (b) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished Kyle with a copy of this disclosure on the Closing Date, providing Kyle with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.  A copy of Kyle’s letter to the SEC is filed as Exhibit 16.1 to this Report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Kyle as our independent auditor, the Board of Directors appointed Rosenberg Rich Baker Berman & Company (“Rosenberg”) as our independent auditor.

During the years ended August 31, 2011 and 2010 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Rosenberg with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Rosenberg concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

On the Closing Date, Howell transferred 422,000 shares of our common stock to certain purchasers at a purchase price of $0.01 per share (the “Share Transfer”) pursuant to a Stock Purchase Agreement.

Immediately prior to Assets Sales and the Share Transfer, Howell owned an aggregate of 2,000,000 shares, or 85.65% of our total outstanding shares of common stock and the total voting power of all of our outstanding voting securities. Following the closing of the Assets Sales and the Share Transfer, Howell owns none of our total outstanding shares of common stock and the total voting power of all of our outstanding voting securities, and Jorge Olson owns 80,000 shares, or 10.56% of our total outstanding shares of common stock and the total voting power of all of our outstanding voting securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, Piacente submitted resignation letters pursuant to which he resigned as President, Chief Financial Officer, and Secretary of the Company, with immediate effect. The resignation of Piacente was not in connection with any known disagreement with us on any matter.

On the Closing Date, Jorge Olson was appointed by to serve as a member of our Board of Directors, with immediate effective.

On the Closing Date, our Board of Directors appointed Mr. Olson as our President, Chief Financial Officer, and Secretary, with immediate effect.

For certain biographical and other information regarding Messrs. Piacente and Olson, see the disclosure under “Item 2.01—Directors and Executive Officers” of this Report, which disclosure is incorporated herein by reference.

Item 5.06	Change in Shell Company Status.

To the extent we are deemed to be a shell company prior to the closing of the Assets Acquisition, reference is made to the disclosure set forth under Items 2.01 and 5.01 of this Report, which disclosure is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1 to this Report and incorporated herein by reference are the Financial Statements for the period from inception to the year end December 31, 2011 for Zizzaz LLC.

(b)	Pro Forma Financial Information.

Filed herewith as Exhibit 99.2 to this Report and incorporated herein by reference is unaudited pro forma combined financial information of TrackSoft Systems, Inc. and Zizzaz LLC.

(c)	Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)	Exhibits.

Certain of the agreements filed as exhibits to this Report contain representations and warranties by the parties to the agreements that have been made solely for the benefit of the parties to the agreement. These representations and warranties:

●	may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the agreements, which disclosures are not necessarily reflected in the agreements;
●	may apply standards of materiality that differ from those of a reasonable investor; and
●	were made only as of specified dates contained in the agreements and are subject to subsequent developments and changed circumstances.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date that these representations and warranties were made or at any other time. Investors should not rely on them as statements of fact.

Exhibit Number	Description
2.1	Purchase Agreement, dated February 6, 2012, by and among the Company, Zizzaz LLC, MLF Holdings, LLC, Double U Master Fund, Ltd., and Marvin Mermelstein.
3.1	Articles of Incorporation [incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 filed with the SEC on October 12, 2010]
3.2	Bylaws [incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 filed with the SEC on October 12, 2010]
4.1	Form of Assets Acquisition Note dated February 6, 2012
4.2	Form of Financing Note dated February 6, 2012
10.1	Agreement of Sale, dated February 6, 2012, by and among the Company and Matthew Howell
10.2	Subscription Agreement dated February 6, 2012
16.1	Letter from Kyle L. Tingle, CPA, LLC
99.1	Financial Statements for the period from inception to the year end December 31, 2011 for Zizzaz LLC.
99.2	Unaudited pro forma combined financial information of TrackSoft Systems, Inc. and Zizzaz LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2011	TRACKSOFT SYSTEMS, INC.

	By:	/s/ Jorge Olson
Jorge Olson President and Chief Financial Officer
	By:	/s/ Rosario Piacente
Rosario Piacente
Chief Executive Officer

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